General Steel Holdings, Inc. Announces Election of Three New Members to its Board of Directors

BEIJING, Aug. 29 /Xinhua-PRNewswire-FirstCall/ -- General Steel Holdings, Inc., ('General Steel') (OTC Bulletin Board: GSHO), China's first publicly traded steel company in the US, announced today the election of three new members to its Board of Directors. The newly elected members are Mr. Zhang Dan Li, Mr. Du Qing Hai and Mr. Fred Hsu.

Mr. Zhang Dan Li is currently the President and Chairman of Shaanxi Longmen Iron and Steel Co., Ltd., the largest iron and steel producing company in Shaanxi province. He also currently serves as the General Manager of the recently announced 2.5 million ton capacity joint venture between General Steel and the Longmen Steel Group also located in Shaanxi province. For more than 30 years, Mr. Zhang has been working in the steel industry in the central region of China. Mr. Zhang received his bachelor's degree from the Xi'an University of Technology and Architecture in 1982.

Mr. Du Qing Hai is currently a General Engineer for Beijing Industrial Design and Research Institute. In the past forty years, he has been Chief Engineer and Section Chief at both Baotou Design and Research Institute of Iron and Steel, and the Design Institute of Capital Iron and Steel. He holds four patents for elements of blast furnace design. He has either led or participated in the design of 20 steel mill projects. Du Qing Hai received his bachelor degree in Iron and Steel Metallurgy from the Beijing University of Science and Technology, formerly known as Beijing University of Iron and Steel Technology, in 1963.

Mr. Fred Hsu is currently the Managing Director of Sagem Communications China, part of Safran Inc., a global 500 company based in Paris, France. Mr. Hsu holds considerable expertise in corporate finance having served over 20 years in senior finance and accounting positions, including experience as the Chief Financial Officer with leading multi-national companies operating in greater China. He is a founder and contributing editor to 3rd Stone Investment Research newsletter. Mr. Hsu received a BBA degree in International Trade and Finance from Louisiana State University in 1987, and a MBA from the American Graduate School of International Management (Thunderbird) in 1988. He is bi-lingual in Chinese and English.

'We are very pleased to welcome these three business professionals to our Board of Directors,' stated Henry Yu, Chairman and CEO of General Steel. 'They represent a wealth of experience, proven depth of knowledge and expertise that will be in-valuable to us as we move to the next stage of growing our company into one of the largest non-government owned steel companies in China.'

About General Steel Holdings, Inc.

General Steel Holdings, Inc., headquartered in Beijing, operates a diverse portfolio of Chinese steel companies. With 3 million tons aggregate production capacity, its companies serve various industries and produce a variety of steel products including reinforced bar (rebar), hot-rolled carbon and silicone sheet and spiral-weld pipe. The company has steel operations in Shaanxi province (central China), Inner Mongolia province (northwest China) and Tianjin municipality (northeast China). For more information, visit http://www.gshi-steel.com .

Information Regarding Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs about future events and financial, political and social trends and assumptions it has made based on information currently available to it. The Company cannot assure that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. Such forward-looking statements may be affected by inaccurate assumptions or by known or unknown risks or uncertainties. Actual results may vary materially from those expressed or implied by the statements herein. For factors that could cause actual results to vary, perhaps materially, from these forward-looking statements, please refer to the Company's Form 10-K, filed with the Securities and Exchange Commission, and other subsequent filings. Forward-looking statements contained herein speak only as of the date of this release. The Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether to reflect new information, future events or otherwise.

For more information, please contact:
General Steel Holdings, Inc.
Ross Warner
Tel: +86-10-5879-7346 (Beijing)
Email: ross@gshi-steel.com
Skype: ross.warner.generalsteel